Exhibit 99.1

Genasys Comments on Expanding Pipeline for Protective Communications

Company Updates Near Term Outlook

SAN DIEGO, CA – September 18, 2023 – Genasys Inc. (NASDAQ: GNSS), the global leader in protective communications systems and solutions, today provided additional information on the diverse need for Protective Communications in both enterprise and the public safety sectors that is resulting in an unprecedented growth in the Company’s sales pipeline.

Recent natural disasters in Hawaii, Libya, Morrocco, California, Florida, and so many other places are accentuating the liability and responsibility that safety officers and public officials bear in the management of crises and emergencies. Genasys is proud to provide its Genasys Protect platform, the most comprehensive offering and modern toolset available to those charged with the responsibility of protecting their employees and constituents.

“Only Genasys provides a complete suite of both hardware and software solutions to enable safety managers and first responders to protect their employees and constituents” said Richard Danforth, Chief Executive Officer of Genasys Inc. “Since 2005, we have supplied the DOD with more than 5,000 LRAD systems, becoming the industry standard and since 2013, we have shipped and installed more than 2,000 cloud operated, integrated acoustic mass notification systems in Australia, Canada, Japan, Puerto Rico, and United States. Now, with intelligent zone-based modeling, planning and communication software, Genasys Protect expands Genasys’ portfolio to be the mission critical tool for both private and public sector to prepare them for any ‘What If’ scenarios. Recent events are actively proving that out. Just one month after the devastation in Maui, three different states have engaged Genasys for state-wide solutions, realizing that they ‘can’t be the next Maui’.”

With fire season in the western United States and hurricane season in the eastern and southern United States and natural disasters occurring around the globe, public safety officials and first responders need the best tools possible to communicate inter- and intra-agency as well as with the public - having one common operating picture and situational awareness from local authorities in the hands of the public. Similarly man-made events are seemingly omnipresent, elevating the responsibility of enterprises to not only be aware of potential threats but to actively plan for the unexpected and the unavoidable. By adopting the Genasys Protect platform, public and private sector can be on one common network to share event data and join forces in an emergency. Crises don’t have boundaries and technology needs to extend and scale to provide reliable communication during emergencies or non-emergencies.

In August 2023, Genasys officially launched the Genasys Protect platform. However, several months prior, several Genasys customers had acquired access to the full suite of software and hardware solutions to provide redundancy in their emergency communications. The result is that just one month post official launch, Genasys has a pipeline of hardware business that is three times the size it was a year prior. Moreover, the Genasys Protect pipeline of deals has grown 156% year over year.

As the opportunities continue to mount, various factors have led to 2023 hardware bookings being difficult to time and close. As we discussed on the August conference call, there has been more than $20 million of expected hardware bookings that moved from 2023 to 2024. Since then, additional bookings that have already been won have shifted out of the current month/quarter. Just recently, an order that is fully funded with US Foreign Military Sales (FMS) funds has been delayed yet again. While it is possible that Genasys could book and ship this order by the end of this month, it is not probable. In a typical year, Genasys sees roughly 15% of its forecasted hardware pipeline shift. In fiscal 2023, it has been over 40%. Importantly, Genasys believes that none of the orders have been lost or cancelled, adding to the substantial increase in identified pipeline.

As a result of these delays, the Company now expects full year revenues to be 15% below the prior year and is reducing its official outlook for fiscal fourth quarter 2023 revenues to be at least $10 million, down from the prior outlook of just a 5% decline from the prior quarter.

“While the hardware bookings delays throughout 2023 have been beyond frustrating, the new bookings strength in our software business combined with the robust hardware pipeline as a result of our dominant global market position gives us confidence that 2024 will be a growth year for Genasys,” said Mr. Danforth. “Moreover, we believe the combination of our Genasys Protect platform with our unique and market leading acoustic devices will lead to acceleration of our hardware revenues, beyond the 20% CAGR that we have historically recognized.”

About Genasys Inc.

Genasys Inc. (NASDAQ: GNSS) is the global leader in Protective Communications Solutions and Systems, designed around one premise: ensuring organizations and public safety agencies are “Ready when it matters™.” The company provides the Genasys Protect platform, the most comprehensive portfolio of preparedness, response, and analytics software and systems, as well as Genasys Long Range Acoustic Devices (LRAD®) that deliver directed, audible voice messages with intelligible vocal clarity from close range to 5,500 meters. Genasys serves state and local governmental agencies, and education (SLED); enterprise organizations in critical sectors such as oil and gas, utilities, manufacturing, and automotive; and federal governments and the military. Genasys Protective Communications Solutions have diverse applications, including emergency warning and mass notification for public safety, critical event management for enterprise companies, de-escalation for defense and law enforcement, and automated detection of real-time threats like active shooters and severe weather. Today Genasys protects over 70 million people globally and is used in more than 100 countries, including more than 500 cities, counties, and states in the U.S. For more information, visit genasys.com.

Forward-Looking Statements
Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation the business impact of epidemics or pandemics, geopolitical conflict, and other events that may affect our supply chain, and other risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2022. Genasys Inc. disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contact
Brian Alger, CFA
SVP, IR and Corporate Development
ir@genasys.com
(858) 676-0582

Media Contact:
Anya Nelson
Scratch Marketing + Media for Genasys Inc.
genasyspr@scratchmm.com

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